                                                                EXHIBIT 10.16(a)

                SEVERANCE PROTECTION AGREEMENT FOR KEY MANAGEMENT



         THIS AGREEMENT made as of the (Day) day of (Month), 2000, by and between National Service Industries, Inc., a Delaware Corporation (the "Company"), and (Name) (the "Executive").

         WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the possibility of a Change in Control (as hereinafter defined) exists and that the threat of or the occurrence of a Change in Control can result in significant distractions of its key management personnel because of the uncertainties inherent in such a situation;

         WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of the Executive in the event of a threat or occurrence of a Change in Control and to ensure his continued dedication and efforts in such event without undue concern for his personal financial and employment security; and

         WHEREAS, in order to induce the Executive to remain in the employ of the Company (including its subsidiary corporations and partnerships), particularly in the event of a threat or the occurrence of a Change in Control, the Company desires to enter into this Agreement with the Executive to provide the Executive with certain benefits in the event his employment is terminated as a result of, or in connection with, a Change in Control and to provide the Executive with certain other benefits whether or not the Executive's employment is terminated.

         NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

         1.       Term of Agreement.

                  (a) This Agreement shall commence as of (DateOriginal) and shall continue in effect until the earlier of (DateTwoYear) or the Executive's termination of employment prior to a Change in Control; provided, however, that commencing on (DateOneYear) and on each (Month) (Day2) thereafter, the term of this Agreement shall automatically be extended for one (1) year unless either the Company or the Executive shall have given written notice to the other at least ninety (90) days prior thereto that the term of this Agreement shall not be so extended.

                  (b) Notwithstanding the foregoing, (1) the term of this Agreement shall not expire during a Threatened Change in Control Period or prior to the expiration of 24 months after the occurrence of a Change in Control and
(2) prior to a Change in Control and other than during a Threatened Change in Control Period, the term of this Agreement shall expire on the date the Executive's employment with the Company is terminated unless such termination was at the request of a Third Party or otherwise occurred in connection with, or in anticipation of, a Change in Control.

         2.       Definitions.

                  2.1 Cause. For purposes of this Agreement, "Cause" shall mean a reasonable determination by the Company that the Executive (a) intentionally and continually failed substantially to perform his reasonably assigned duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness or from the Executive's assignment of duties that would constitute "Good Reason" as hereinafter defined) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Executive specifying the manner in which the Executive has failed substantially to perform, or (b) intentionally engaged in conduct which is demonstrably and materially injurious to the Company or was convicted of a misdemeanor or a felony involving moral turpitude; provided, however, that no termination of the Executive's employment shall be for Cause as set forth in clause (b) above until (x) there shall have been delivered to the Executive a copy of a written notice setting forth that the Executive was guilty of the conduct set forth in clause (b) and specifying the particulars thereof in detail, and (y) the Executive shall have been provided an opportunity to be heard in person by the Board or a committee of the Board so designated (with the assistance of the Executive's counsel if the Executive so desires). Neither an act nor a failure to act, on the Executive's part shall be considered "intentional" unless the Executive has acted or failed to act with a lack of good faith and with a lack of reasonable belief that the Executive's action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Executive after a Notice of Termination is given by the Executive shall constitute Cause for purposes of this Agreement.

                  2.2 Change in Control. For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following:

                           (a) An acquisition (other than directly from the
Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then outstanding Shares or the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this Section 2.2(a), Shares or Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interests is owned, directly or indirectly, by the Company (for purposes of this definition, a "Related Entity"), (ii) the Company or any Related Entity, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                           (b) The individuals who, on (DateOriginal), are
members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds



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

of the members of the Board or, following a Merger which results in a Parent corporation, the board of directors of the ultimate Parent Corporation (as defined in paragraph (c)(i)(A) below); provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                           (c)      The consummation of:

                                    (i)      A merger, consolidation or
reorganization with or into the Company or in which securities of the Company are issued ( a "Merger"), unless such Merger is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a Merger where:

                                             (A)      the stockholders of the
Company, immediately before such Merger own directly or indirectly immediately following such Merger at least seventy percent (70%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (the "Surviving Corporation") if seventy percent (70%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by another Person (a "Parent Corporation"), or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation; and,

                                             (B)      the individuals who were
members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least two-thirds of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation; and

                                             (C)      no Person other than (1)
the Company, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such Merger was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to such Merger had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities or Shares, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation if there is no Parent Corporation, or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation.

                                    (ii)     A complete liquidation or
dissolution of the Company; or


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                                    (iii)    The sale or other disposition of
all or substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or the distribution to the Company's stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

                           (d)      Notwithstanding anything contained in this
Agreement to the contrary, if the Executive's employment is terminated prior to a Change in Control and the Executive reasonably demonstrates that such termination (1) was at the request of a Third Party (as hereinafter defined) or
(2) otherwise occurred in connection with, or in anticipation of, a Change in Control (including, without limitation, during a Threatened Change in Control Period), then for all purposes of this Agreement, the date of a Change in Control shall be deemed to be the date immediately prior to the date of such termination of the Executive's employment provided a Change in Control shall actually have occurred.

                  2.3 Company. Each place in the Agreement where a reference to the "Company" appears that relates to the Executive's employment, termination of employment or performing services, including the definitions of "Cause" and "Good Reason", shall mean and include the Subsidiary which is the primary employer of the Executive. Further, in each place where the Agreement refers to a benefit plan or program, payment of compensation, compensation arrangement or other similar plan or program maintained by the Company, such reference shall include any plan, program or arrangement maintained or established by the Subsidiary. Notwithstanding the foregoing, the references in the definitions of "Change in Control," "Threatened Change in Control Period" and similar references to changes in ownership and control of the Company shall mean and refer to National Service Industries, Inc., a Delaware corporation.

                  2.4 Disability. For purposes of this Agreement, "Disability" shall mean a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties under this Agreement for a period of one hundred eighty (180) consecutive days.


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

                  2.5      (a)      Good Reason. For purposes of this Agreement,
"Good Reason" shall mean the occurrence after a Change in Control of any of the events or conditions described in Subsections (1) through (8) hereof:

                           (1)      a change in the Executive's title, position
or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, represents an adverse change from his title, position or responsibilities as in effect immediately prior thereto; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with his title, position or responsibilities; or any removal of the Executive from or failure to reappoint or reelect him to any of such offices or positions, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by the Executive other than for Good Reason;

                           (2)      a reduction in the Executive's base salary
or any failure to pay the Executive any compensation or benefits to which he is entitled within five days of the date due;

                           (3)      the Company's requiring the Executive to be
based at any place outside a 40-mile radius from the Executive's principal place of employment immediately prior to the Change in Control, except for reasonably required travel on the Company's business which is not greater than such travel requirements prior to the Change in Control;

                           (4)      the failure by the Company to (A) continue
in effect (without reduction in benefit level, and/or reward opportunities) any compensation or employee benefit plan in which the Executive was participating immediately prior to the Change in Control, including, but not limited to, the plans listed on the Appendix, unless a substitute or replacement plan has been implemented which provides substantially identical compensation or benefits to the Executive or (B) provide the Executive with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other compensation or employee benefit plan, program and practice as in effect immediately prior to the Change in Control (or as in effect following the change in Control, if greater);

                           (5)      the insolvency or the filing (by any party
other than the Executive, including the Company) of a petition for bankruptcy of the Company;

                           (6)      any material breach by the Company of any
provision of this Agreement;

                           (7)      any purported termination of the Executive's
employment for Cause by the Company which does not comply with the terms of
Section 2.1; or

                           (8)      the failure of the Company to obtain an
agreement, satisfactory to the Executive, from any successor or assign of the Company to assume and agree to perform this Agreement, as contemplated in
Section 9 hereof.

                  (b) Any event or condition described in Section 2.5(a)(1) through (8) which occurs prior to a Change in Control but which the Executive reasonably demonstrates (1) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (a "Third Party"), or (2) otherwise arose in connection with or in anticipation of a Change in Control, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to the Change in Control, provided that a Change in Control shall actually have occurred.

                  (c) The Executive's right to terminate his employment pursuant to this Section 2.5 shall not be affected by his incapacity due to physical or mental illness.

         2.6 Threatened Change in Control. For purposes of this Agreement, a Threatened Change in Control shall mean the occurrence of any of the following events:

                  (a) when the Company is aware of, or is contemplating, a proposal (a "Proposal") for any Person, other than any corporation owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company (a "Related Person"), (1) to acquire five percent (5%) or more of the voting power of the Company's outstanding securities or (2) to merge or consolidate with another entity, transfer or sell assets of the Company, or liquidate or dissolve the Company, in each case described in this clause (2) in a transaction that would constitute a Change in Control; or

                  (b)      any Person other than a Related Person,

                           (1)      acquires five percent (5%) or more of the
voting power of the Company's outstanding securities, other than as a holder whose investment in the Company is eligible to be reported on Schedule 13G pursuant to Rule 13d-l(b)(1) promulgated under the Exchange Act, or

                           (2)      initiates a tender or exchange offer to
acquire such number of securities as would result in such Person holding twenty percent (20%) or more of the voting power of the Company's outstanding securities, or

                           (3)      solicits proxies for votes to elect members
of the Board at a shareholders' meeting of the Company.

         2.7 Threatened Change in Control Period. For purposes of this Agreement, a Threatened Change in Control Period shall mean the period commencing on the date that a Threatened Change in Control has occurred and ending upon:

                  (a) the date the Proposal referred to in Section 2.6(a) is abandoned;

                  (b) the acquisition of five percent (5%) of the voting power of the Company's outstanding securities by the Person referred to in
Section 2.6(a)(1) if such acquisition does not constitute a Threatened Change in Control under Section 2.6(b)(1);

                  (c)      the date when any Person described in Section
2.6(b), (1) shall own less than five percent (5%) of the voting power of the Company's outstanding securities, (2) shall have abandoned the tender or exchange offer, or (3) shall not have elected a member of the Board, as the case may be; or

                  (d)      the date a Change in Control occurs.

         3.       Termination of Employment.

                  3.1 If, during the term of this Agreement, the Executive's employment with the Company shall be terminated within 24 months following a Change in Control, the Executive shall be entitled to the following compensation and benefits (in addition to any compensation and benefits provided for under any of the Company's employee benefit plans, policies and practices):

                           (a)      If the Executive's employment with the
Company shall be terminated (1) by the Company for Cause or Disability, (2) by reason of the Executive's death, or (3) by the Executive other than for Good Reason, the Company shall pay the Executive all amounts earned or accrued through the Termination Date but not paid as of the Termination Date, including
(i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date, (iii) vacation pay, and (iv) sick leave (collectively, "Accrued Compensation"). In addition to the foregoing, if the Executive's employment is terminated by the Company for Disability or by reason of the Executive's death, the Company shall pay to the Executive or his beneficiaries an amount equal to the "Pro Rata Bonus" (as hereinafter defined). The "Pro Rata Bonus" is an amount equal to the Bonus Amount (as hereinafter defined) multiplied by a fraction the numerator of which is the number of days in such fiscal year through the Termination Date and the denominator of which is 365. The term "Bonus Amount" shall mean the greatest of (x) the most recent annual bonus paid or payable to the Executive, or (y) the target annual bonus for the fiscal year during which the Termination Date occurs or, if greater, for the fiscal year in which the Change in Control occurred or (z) the average of the annual bonuses paid or payable during the three full fiscal years ended prior to the Termination Date or, if greater, the three full fiscal years ended prior to the Change in Control (or, in each case, such lesser period for which annual bonuses were paid or payable to the Executive). Executive's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs and practices then in effect.

                           (b)      If the Executive's employment with the
Company shall be terminated (other than by reason of death),

                                    (1)      by the Company other than for Cause
or Disability, or

                                    (2)      by the Executive for Good Reason,
the Executive shall be entitled to the following: (1) the Company shall pay the Executive all Accrued Compensation and a Pro-Rata Bonus; (2) the Company shall pay the Executive as severance pay and in lieu of any further compensation for periods subsequent to the Termination Date, in a single payment an amount (the "Severance Amount") in cash equal to one and one-half times the sum of (A) the greater of the Executive's base salary in effect on the Termination Date or at any time during the 90-day period prior to the Change in Control ("Base Salary") and (B) the Bonus Amount. Notwithstanding the foregoing, if the Executive has attained at least age 63 1/2 on the Termination Date the Severance Amount to be paid under this Subsection (2) shall be the amount described in the preceding sentence multiplied by a fraction (which in no event shall be less than one-half) the numerator of which shall be the number of months (for this purpose any partial month shall be considered as a whole month) remaining until the Executive's 65th birthday (but in no event shall be less than 9) and the denominator of which shall be 18;

                                    (3)      for a number of months equal to the
lesser of (A) 18 or (B) the number of months remaining until the Executive's 65th birthday (the "Continuation Period"), the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits provided (x) to the Executive at the time Notice of Termination is given, at any time during the 90-day period prior to the Change in Control or at any time thereafter, or (y) to other similarly situated executives who continue in the employ of the Company during the Continuation Period. The coverage and benefits (including deductibles and costs) provided in this Section 3.1(b)(3) during the Continuation Period shall be no less favorable to the Executive and his dependents and beneficiaries, than the most favorable of such coverages and benefits during any of the periods referred to in clauses (x) and (y) above. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This Subsection (3) shall not be interpreted so as to limit any benefits to which the Executive or his dependents may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including without limitation, retiree medical and life insurance benefits;

                                    (4)      the Company shall pay in a single
payment an amount in cash equal to the excess of (A) the Supplemental Retirement Benefit (as defined below) had (w) the Executive remained employed by the Company for an additional one and one-half years of credited service (or until his 65th birthday if earlier), (x) his annual compensation during such period been equal to his Base Salary and the Bonus Amount, (y) the Company and/or the Division made employer contributions to each defined contribution plan in which the Executive was a participant at the Termination Date (in an amount equal to the amount of such contribution for the plan year immediately preceding the Termination Date) and (z) he been fully (100%) vested in his benefit under each retirement plan in which the Executive was a participant, over (B) the lump sum actuarial equivalent of the aggregate retirement benefit the Executive is actually entitled to receive under such retirement plans. For purposes of this Subsection (4), the "Supplemental Retirement Benefit" shall mean the lump sum actuarial equivalent of the aggregate retirement benefit the Executive would have been entitled to receive under the Company's supplemental and other retirement plans. For purposes of

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this Subsection (4), the "actuarial equivalent" shall be determined in accordance with the actuarial assumptions used for the calculation of benefits under each of the Company's supplemental and other retirement plans under which the Executive is entitled to benefits as applied immediately prior to the Termination Date in accordance with each such plan's past practices; and

                                    (5)      (A) the restrictions on any
outstanding incentive awards (including restricted stock and performance units) granted to the Executive under the Company's equity-based plans or other arrangements shall lapse and such incentive awards shall become one hundred percent (100%) vested, all stock options and stock appreciation rights granted to the Executive shall become immediately exercisable and shall become 100% vested, and all Aspiration Incentive Awards granted to the Executive shall become vested and payable as provided by and in accordance with the Aspiration Incentive Award Agreements therefor, and (B) the Executive shall have the right to require the Company to purchase, for cash, any shares of unrestricted stock or shares purchased upon exercise of any options, at a price equal to the fair market value of such shares on the date of purchase by the Company.

                           (c)      The amounts provided for in Sections 3.1(a)
and 3.1(b)(1), (2), (4) and (5) shall be paid within five (5) days after the Executive's Termination Date.

                           (d)      The Executive shall not be required to
mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in Section 3.1(b)(3).

                  3.2 The severance pay and benefits provided for in Sections 3.1(a) and 3.1(b)(1) and (2) shall be in lieu of any other severance pay to which the Executive is entitled under any existing Company severance plans, programs or arrangements, except that if the severance pay of the type referenced in Section 3.1(b)(2) provided under such other plans, programs or arrangements is greater than the amount calculated under Section 3.1(b)(2), then that greater amount and not the amount under Section 3.1(b)(2) shall be paid.

         4. Notice of Termination. During a Threatened Change in Control Period and following a Change in Control, any purported termination by the Company or by the Executive shall be communicated by written Notice of Termination to the other. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

         5. Termination Date. "Termination Date" shall mean in the case of the Executive's death, his date of death, and in all other cases, the date specified in the Notice of Termination subject to the following:

                  (a) If the Executive's employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Executive, provided that in the case of Disability the Executive shall not have returned to the full-time performance of his duties during such period of at least 30 days; and

                  (b) If the Executive's employment is terminated for Good Reason, the date specified in the Notice of Termination shall not be more than sixty (60) days from the date the Notice of Termination is given to the Company.


                  6.       Excise Tax Limitation.

                  (a) Notwithstanding anything contained in this Agreement to the contrary, to the extent that the payments and benefits provided under this Agreement ("Agreement Payments") and benefits provided to, or for the benefit of, the Executive under any other Company plan or agreement (such payments or benefits are collectively referred to as the "Total Payments") would be subject to the excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Agreement Payments shall be reduced or eliminated if and to the extent necessary so that no Agreement Payment to be made to the Executive shall be subject to the Excise Tax. Unless the Executive shall have given prior written notice specifying a different order to the Company to effectuate the foregoing, the Company shall reduce or eliminate the Agreement Payments, by first reducing or eliminating the portion of the Agreement Payments which are payable in cash and then by reducing or eliminating non-cash payments, in each case in reverse order beginning with Agreement Payments which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlements to any benefits or compensation.

                  (b) The determination of whether the Agreement Payments shall be reduced or eliminated as provided in Section 6(a) above and the amount of such reduction shall be made, at the Company's expense, by an accounting firm selected by the Company which is one of the five largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and the Executive within fifteen
(15) business days of the Termination Date, if applicable, or such other time as requested by the Company or by the Executive (provided the Executive reasonably believes that any of the Total Payments may be subject to the Excise Tax) and if the Accounting Firm determines that no Excise Tax is payable by the Executive with respect to the Total Agreement Payments, it shall furnish the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to the Total Payments. The Determination shall be binding, final and conclusive upon the Company and the Executive.

                  (c) Notwithstanding anything contained in this Agreement to the contrary, in the event that, according to the Determination, an Excise Tax will be imposed on any Payment or Payments, the Company shall pay to the applicable government taxing authorities as Excise Tax withholding the amount of the Excise Tax that the Company has actually withheld from the Payment or Payments.

         7. Non-Compete. During the period that the Executive is actively employed by the Company, and for six months following the Executive's termination of employment with the Company, the Executive shall not, directly or indirectly, own, manage, operate, join, control, be employed by, have any financial interest in consult with, or participate in the ownership, management, operation or control of any entity that directly competes or seeks directly to compete with any business or line of business of the Company. Notwithstanding the foregoing, the Executive shall not be in violation of the preceding sentence due to ownership (directly or indirectly) by the Executive of not more than five percent (5%) of the issued and outstanding class of securities of a corporation whose securities are publicly traded.

         8. Non-Solicitation. For six-months after termination of employment with the Company for any reason, the Executive shall not directly or indirectly solicit or hire, or assist any other person in soliciting or hiring, any employee of the Company (as of the date of termination), or induce any such employee to terminate his or her employment with the Company.

         9.       Successors; Binding Agreement.

                  (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term "the Company" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

                  (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

         10. Fees and Expenses. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Executive as they become due as a result of (a) the Executive's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), (b) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits, or (c) the Executive's hearing before the Board as contemplated in Section 2.1 of this


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

Agreement; provided, however, that the circumstances set forth in clauses (a) and (b) (other than as a result of the Executive's termination of employment under circumstances described in Section 2.2(d)) occurred on or after a Change in Control.

         11. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

         12. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its subsidiaries shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

         13. Settlement of Claims. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

         14. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

         15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia without giving effect to the conflict of law principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in Fulton County in the State of Georgia.

         16. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         17. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.



ATTEST:                             NATIONAL SERVICE INDUSTRIES, INC.

                                        By:
----------------------------               -----------------------------------
Secretary                                    James S. Balloun
                                             Chairman of the Board, President
                                             and Chief Executive Officer






--------------------------------
(Name)




In consideration of the Executive's performing valuable services for the Subsidiary, the undersigned Subsidiary does hereby agree to the terms and conditions of the Agreement and does hereby guarantee the payment and performance of all the Company's obligations and responsibilities under the Agreement.


This (Day) day of (Month), 2000.


                                                     SUBSIDIARY:

                                                     (Subsidiary)


                                                     By:
                                                        -----------------------


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



                                    APPENDIX

National Service Industries, Inc. Retirement and 401(k) Plan
Pension Plan C
Executives' Deferred Compensation Plan
Supplemental Deferred Savings Plan
Senior Management Benefit Plan
Long-Term Achievement Incentive Plan
Employee Stock Purchase Plan


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